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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Wintrust Financial Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

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☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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4) Date Filed:

SEC 1913 (02-02)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

WINTRUST FINANCIAL CORPORATION

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

JULY 28, 2005

     Wintrust Financial Corporation will hold a Special Meeting of Shareholders on July 28, 2005, 12:00 p.m. local time, at the Deerpath Inn, 255 East Illinois Road, Lake Forest, Illinois 60045, for the following purposes:

1.	To consider a proposal to amend the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of the Company’s common stock from 30,000,000 to 60,000,000; and

2.	To transact such other business as may properly come before the Special Meeting and any adjournment thereof.

The record date for determining shareholders entitled to notice of, and to vote at, the Special Meeting is the close of business on June 10, 2005. To make it easier for you to vote, we are again providing the options of Internet and telephone voting. The instructions printed on your proxy card describe how to use these convenient services. Of course, if you prefer, you can vote by mail by completing your proxy card and returning it in the enclosed postage-paid envelope.

By order of the Board of Directors,

David A. Dykstra
Secretary

June 20, 2005

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, IT IS IMPORTANT THAT YOU VOTE BY ONE OF THE METHODS NOTED ABOVE.

WINTRUST FINANCIAL CORPORATION
727 North Bank Lane
Lake Forest, Illinois 60045

PROXY STATEMENT
FOR A SPECIAL MEETING OF
SHAREHOLDERS TO BE HELD THURSDAY, JULY 28, 2005

     These proxy materials are furnished in connection with the solicitation by the Board of Directors of Wintrust Financial Corporation (the “Company”), an Illinois corporation, of proxies to be used at a Special Meeting of Shareholders of the Company and at any adjournment of such meeting.

     You are cordially invited to attend the Company’s Special Meeting of Shareholders to be held on July 28, 2005, at 12:00 p.m., at the Deerpath Inn, 255 East Illinois Road, Lake Forest, Illinois, 60045.

Proxies, Outstanding Voting Securities, and Shareholders Entitled to Vote

     The Board of Directors has fixed the close of business on June 10, 2005, as the record date for determining shareholders entitled to notice of, and to vote at, the Special Meeting. Only record holders of the Company’s common stock as of the close of business on the record date will be entitled to vote at the meeting. On the record date, the Company had outstanding 23,521,718 shares, without par value, of common stock. Each outstanding share of common stock entitles the holder to one vote. Representation at the meeting of a majority of shares will constitute a quorum.

     Proxies received from shareholders in proper form will be voted at the Special Meeting and, if specified, as directed by the shareholder. Unless contrary instructions are given, the proxy will be voted at the meeting FOR the amendment to the Company’s Amended and Restated Articles of Incorporation in Proposal No. 1 and, in accordance with the best judgment of the persons voting the proxies, with respect to any other business which may properly come before the meeting and at any adjournment of the meeting and is submitted to a vote of the shareholders, including whether or not to adjourn the meeting. Approval of Proposal No. 1 requires the affirmative vote of two-thirds of the votes of the shares entitled to vote on the proposal. With respect to proxies returned by brokers who are prohibited from exercising discretionary authority for beneficial owners who have not returned voting instructions to the brokers, those shares will not be included in the vote totals, although both abstentions and broker non-votes are counted as shares present for the purpose of determining whether the shares represented at the Special Meeting constitute a quorum. Therefore, abstentions and broker nonvotes will have the effect of voting against Proposal No. 1.

     A proxy may be revoked at any time prior to its exercise by means of a written revocation or submission of a properly executed proxy bearing a later date. Shareholders of record having executed and returned a proxy who attend the meeting and desire to vote in person are requested to so notify the Secretary of the Company prior to or at the time of a vote taken at the Special Meeting.

     Your vote is important. Because many shareholders cannot personally attend the Special Meeting, it is necessary that a large number be represented by proxy. Whether or not you plan to attend the meeting in person, prompt voting will be appreciated. Registered shareholders can vote their shares via the Internet or by using a toll-free telephone number. Instructions for using these convenient services are provided on the proxy card. Of course, you may still vote your shares on the proxy card. To do so, we ask that you complete, sign, date and return the enclosed proxy card promptly in the postage-paid envelope.

     This Proxy Statement is being mailed to shareholders on or about June 20, 2005.

Cost of Proxy Solicitation

     The cost of soliciting proxies will be borne by the Company. Directors, officers, employees and agents of the Company may solicit proxies in person or by mail, telephone, facsimile transmission and other means. Directors, officers and employees will receive no additional compensation for solicitation services. Brokerage firms, nominees, fiduciaries and other custodians have been requested to forward soliciting materials to the beneficial owners of shares of record held by them and will be reimbursed for their expenses in doing so. The Company has retained Morrow & Co. to assist in the solicitation of proxies for a fee of $5,000 plus out-of-pocket expenses.

Security Ownership of Certain Beneficial Owners, Directors and Management

     The following table sets forth the beneficial ownership of the common stock as of the record date, with respect to (i) each Director and Named Executive Officer of the Company; (ii) all Directors and executive officers of the Company as a group; and (iii) significant shareholders known to the Company that own in excess of 5% of the Company’s common stock.

	Amount of
	Common			Currently	Total
	Shares			Exercisable	Amount of	Total
	Beneficially	Restricted		Options &	Beneficial	Percentage
	Owned(1)	Stock		Warrants(1)	Ownership(1)	Ownership(1)
Directors
Peter D. Crist	50,010	—		3,257	53,267	*
Bruce K. Crowther	3,206	—		382	3,588	*
Joseph F. Damico	1,314	—		—	1,314	*
Bert A. Getz, Jr.	5,878	—		1,812	7,690	*
John S. Lillard	195,317	—		—	195,317	*
Paul J. Liska	1,210	—		—	1,210	*
James B. McCarthy	18,698	—		—	18,698	*
Albin F. Moschner	28,616	—		—	28,616	*
Thomas J. Neis	3,697	—		—	3,697	*
Hollis W. Rademacher	77,392	—		10,975	88,367	*
J. Christopher Reyes	342,164	—		—	342,164	1.45%
John J. Schornack	18,129	—		2,228	20,357	*
Ingrid S. Stafford	7,841	—		2,228	10,069	*
Edward J. Wehmer**	172,015	99,097	(4)	170,000	441,112	1.85%

Other Named Executive Officers
David A. Dykstra	55,182	38,186	(4)	66,799	160,167	*
Robert F. Key	48,139	1,174	(3)	67,848	117,161	*
Richard B. Murphy	17,724	6,393	(4)	47,476	71,593	*
David L. Stoehr	1,549	517	(3)	11,850	13,916	*

Total Directors & Executive Officers (23 persons)	1,083,778	147,506		485,857	1,717,141	7.11%

Other Significant Shareholders
FMR Corp.(2)	2,017,275	—		—	2,017,275	8.58%

*	Less than 1%
**	Mr. Wehmer is also an executive officer.
(1)	Beneficial ownership and percentages are calculated in accordance with Securities and Exchange Commission (“SEC”) Rule 13d-3 promulgated under the Securities Exchange Act of 1934.
(2)	Based on information obtained from Schedule 13G/A filed by FMR Corp. with the SEC on February 14, 2005. According to this report, FMR Corp.’s business address is 82 Devonshire Street, Boston, MA 02109.
(3)	Shares vest on January 25, 2006 and are subject to forfeiture until such time as they vest.
(4)	Shares vest at various dates between 2006 and 2010, and are subject to forfeiture until such time as they vest.

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PROPOSAL NO. 1 — SHAREHOLDER APPROVAL OF AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED ARTICLES OF INCORPORATION INCREASING THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

     Introduction. At the Special Meeting, there will be submitted a proposal to approve an amendment to the Company’s Amended and Restated Articles of Incorporation to increase the number of shares of common stock that the Company is authorized to issue by 30,000,000 shares, from 30,000,000 to 60,000,000. The Board of Directors adopted the amendment on May 26, 2005, subject to shareholder approval.

     As approved by the Board, subject to shareholder approval at the Special Meeting, the first paragraph of Paragraph 1 of ARTICLE FOUR of the Company’s Amended and Restated Articles of Incorporation would be amended to read as follows:

     “Authorized Shares, Issued Shares and Consideration Received. The class, number of shares, and the par value, if any, of each class of stock which the Corporation shall have authority to issue shall be as follows:

	Par Value	Number of	Number of
Class	Per Share	Shares Authorized	Shares Issued

Common	no par value	60,000,000	23,521,718
Preferred	no par value	20,000,000	0

     Purpose of Charter Amendment. The Amended and Restated Articles of Incorporation currently authorize the issuance of up to 30,000,000 shares of common stock and 20,000,000 shares of preferred stock. As of the record date, the Company had 23,521,718 shares of common stock outstanding, 128,189 shares of common stock reserved for issuance to existing warrant holders, 4,348,421 shares of common stock reserved for issuance to current or former directors, officers and employees under compensation and benefit plans, 284,839 shares reserved for issuance pursuant to the terms of agreements related to previous acquisitions of other companies, and 1,600,000 shares reserved for issuance under a Forward Sale Agreement entered into between the Company and Royal Bank of Canada dated as of December 17, 2004, leaving only 116,833 shares of common stock authorized, unissued and unreserved and available for other corporate purposes.

     The Board of Directors considers the proposed increase in the number of authorized shares desirable because it would give the Board greater flexibility to declare common stock splits or stock dividends when considered desirable and still leave sufficient shares available for issuance in connection with potential acquisitions, financings, employee benefits and for other general corporate purposes.

     The Company’s growth strategy includes the pursuit of further acquisitions of other community-oriented banks that are already operating in desirable markets in the greater Chicago and Milwaukee and possibly other metropolitan areas, as well as other specialty lending and related financial services businesses. The Board of Directors believes it is important to have the flexibility to use common stock or a combination of cash and stock as consideration in potential acquisitions. The Company may also desire to issue common stock from time to time in the future to raise additional capital necessary to support future growth of the Company.

     Approving an increase in the number of authorized shares at this time would avoid the additional expense and delay incidental to obtaining shareholder approval to increase the number of authorized shares at the time of any planned transaction of the type described above, unless shareholder approval is

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otherwise required for a particular issuance by applicable law. The proposed amendment to the Amended and Restated Articles of Incorporation would increase the authorized, unissued and unreserved common stock remaining available for issuance from 116,833 to 30,116,833 shares.

     Authorized, unissued and unreserved common stock may be issued from time to time for any proper purpose without further action of the shareholders, except as required by the Amended and Restated Articles of Incorporation, applicable law or the listing requirements of the Nasdaq National Market, on which the common stock is listed.

     Each share of common stock authorized for issuance has the same rights and is identical in all respects with each other share of common stock. Newly authorized shares of common stock will not affect the rights, such as voting and liquidation rights, of the shares of common stock currently outstanding. Under Illinois law and the Company’s Amended and Restated Articles of Incorporation, shareholders do not have preemptive rights to purchase subsequently issued shares of common stock.

     The ability of the Board of Directors to issue additional shares of common stock without additional shareholder approval may be deemed to have an anti-takeover effect. The amendment, however, is not being proposed in order to prevent a change in control, and is not in response to any present attempt known to the Board to acquire control of the Board of Directors, to obtain representation on the Board of Directors or to take significant action which affects control of the Company. Although the Company has no such plans, the Company could use the additional shares of common stock to oppose a hostile takeover attempt or to delay or prevent changes of control or changes in or removal of management of the Company. For example, if the amendment is approved, the Board of Directors could strategically issue shares in private placements that could frustrate takeovers or other transactions that do not favor the current Board of Directors and management, even if those transactions are at substantial market premiums and are favored by shareholders of the Company. Any issuance of additional shares also could have the effect of diluting the earnings per share and book value per share of the outstanding shares of the Company’s common stock as well as stock ownership and voting rights of shareholders, including persons seeking to obtain control of the Company. The Board of Directors does not, however, intend to issue any additional shares of common stock except on terms which it deems to be in the best interests of the Company and its shareholders.

THE BOARD OF DIRECTORS RECOMMENDS SHAREHOLDERS VOTE “FOR”
APPROVAL OF THE AMENDMENT TO THE AMENDED AND RESTATED
ARTICLES OF INCORPORATION INCREASING THE NUMBER OF
AUTHORIZED SHARES OF COMMON STOCK

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SHAREHOLDER PROPOSALS

     Shareholders’ proposals intended to be presented at the Company’s 2006 Annual Meeting of Shareholders must be received in writing by the Secretary of the Company no later than December 19, 2005, in order to be considered for inclusion in the proxy material for that meeting. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934 (the “Exchange Act”). Furthermore, in order for any shareholder to properly propose any business for consideration at the 2006 Annual Meeting, including the nomination of any person for election as a director, or any other matter raised other than pursuant to Rule 14a-8 of the proxy rules adopted under the Exchange Act, written notice of the shareholder’s intention to make such proposal must be furnished to the Company in accordance with the By-laws. Under the existing provisions of the By-laws, if the 2006 Annual Meeting is held on May 25, 2006, the deadline for such notice is March 26, 2006.

OTHER BUSINESS

     The Company is unaware of any other matter to be acted upon at the Special Meeting for shareholder vote. In case of any matter properly coming before the Special Meeting for shareholder vote, unless discretionary authority has been denied the proxy holders named in the proxy accompanying this statement shall vote them in accordance with their best judgment.

BY ORDER OF THE BOARD OF DIRECTORS

David A. Dykstra
Secretary

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